EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Finisar Corporation 2005 Stock Incentive Plan, Finisar Corporation 1999 Employee Stock Purchase Plan, Finisar Corporation 2009 Employee Stock Purchase Plan and Finisar Corporation 2009 International Employee Stock Purchase Plan of our report dated July 8, 2009, except for Notes 1, 2, 8, 9, 12 and 28 as to which the date is October 7, 2009, with respect to the consolidated financial statements and schedule of Finisar Corporation for the year ended April 30, 2009, included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on October 10, 2009 and our report dated July 8, 2009 with respect to the effectiveness of internal control over financial reporting of Finisar Corporation, included in its Annual Report (Form 10-K) for the year ended April 30, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
December 11, 2009